Exhibit 10.1

MICROSOFT CORPORATION

2026 STOCK PLAN

1.
Purpose of the Plan. The purposes of this Plan are to attract and retain Employees and Consultants, and knowledgeable, independent Non-Employee Directors of the Company, and to provide additional incentives to those persons to continue to work in the best interests of the Company and its shareholders.
2.
Definitions. As used in this Plan, the following definitions apply:
(a)
“Award” means any award or benefits granted under the Plan, including Options, Share Awards, SARs, and Director Fee Awards.
(b)
“Award Agreement” means a written or electronic agreement setting forth the terms of an Award.
(c)
“Awardee” means the holder of an outstanding Award.
(d)
“Board” means the Board of Directors of the Company.
(e)
“Change in Control” means the occurrence of any of the following events:
(i)
during any period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;
(ii)
any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this clause (ii) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Company Voting Securities: (A) by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in clause (iii) of this definition);
(iii)
the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this clause (iii) will be deemed to be a “Non-Qualifying Transaction”); or
(iv)
the consummation of a sale of all or substantially all of the Company’s assets (other than to an affiliate of the Company).

(f)
“Code” means the Internal Revenue Code of 1986, as amended.
(g)
“Committee” means the Compensation Committee of the Board.
(h)
“Company” means Microsoft Corporation, a Washington corporation, and any successor entity.
(i)
“Consultant” means any individual other than an Employee or a Non-Employee Director who is directly engaged by, and paid by, the Company, to render personal services to the Company.
(j)
“Continuous Status” and “Continuous Status as a Participant” mean (1) for Employees, the absence of any interruption or termination of service as an Employee, (2) for Non-Employee Directors, the absence of any interruption, removal, termination, or other cessation of service as a Non-Employee Director, and (3) for Consultants, the absence of any interruption, expiration, or termination of that person’s personal services to the Company or the occurrence of any termination event as set forth in that person’s Award Agreement. An Employee’s Continuous Status is not considered interrupted in the case of a leave of absence or other time away from work during which Continuous Status is not considered interrupted in accordance with Company policies.
(k)
“Conversion Options” means the Options described in Section 6(c) of the Plan.
(l)
“Director Fee Award” means a cash award granted under the Plan to a Non-Employee Director, including retainers and meeting-based fees.
(m)
“Employee” means any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Parent or Subsidiary of the Company. A person is on the payroll if he or she is paid from the payroll department of the Company, or any Parent or Subsidiary of the Company. Persons providing services to the Company, or to any Parent or Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, Parent, or Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services are not Employees for purposes of the Plan, whether or not the persons are, or may be reclassified by the courts, the Internal Revenue Service, the U.S. Department of Labor, or other person or entity as, common law employees of the Company, Parent, or Subsidiary, either solely or jointly with another person or entity.
(n)
“Effective Date” means March 1, 2026.
(o)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)
“Incentive Stock Option” means any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(q)
“Non-Employee Director” means a member of the Company’s Board of Directors who is not an Employee.
(r)
“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(s)
“Option” means a stock option granted under the Plan, including any Incentive Stock Option and any Nonqualified Stock Option.
(t)
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(u)
“Plan” means this 2026 Stock Plan, including any amendments to it.
(v)
“Restricted Stock Award” means a grant of Shares that is subject to certain specified restrictions (including, without limitation, a requirement that the Awardee remain in Continuous Status for a specified period of time).
(w)
“SAR” means a stock appreciation right awarded under the Plan.
(x)
“Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.
(y)
“Share” means one share of Company common stock.
(z)
“Share Award” means a Restricted Stock Award or Stock Award, or other grant of Shares or of a right to receive Shares or their cash equivalent (or both), under the Plan.
(aa)
“Stock Award” means an unfunded and unsecured promise to deliver Shares or their cash equivalent (or both), subject to certain restrictions (including, without limitation, a requirement that the Awardee remain in Continuous Status for a specified period of time).
(bb)
“Subsidiary” means (i) in the case of an Incentive Stock Option, a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (ii) in the case of a Nonqualified Stock Option, a SAR or a Share Award, with the approval of the Committee, a limited liability company, partnership, or other entity in which the Company controls 50 percent or more of the voting power or equity interests.

(cc)
“Total and Permanent Disability” means with respect to an Employee, that the Participant either: (i) has been determined by the U.S. Social Security Administration to be eligible for disability benefits under the Social Security disability insurance program or the Supplemental Security Income program, and is currently receiving such disability benefits; or (ii) is currently receiving, and has been receiving for a continuous period of at least three months, income replacement benefits under the long term disability plan sponsored by the Company or a Subsidiary.
3.
Shares Subject to the Plan. Subject to the provisions of Sections 15 and 17, the maximum aggregate number of Shares that may be awarded and delivered under the Plan after the Effective Date will not exceed the sum of (i) 226,000,000 Shares, (ii) the number of Shares available for future awards under the Company’s 2017 Stock Plan as of the Effective Date, and (iii) the number of undelivered Shares subject to awards under the 2017 Stock Plan and the Company’s 2001 Stock Plan that again become available for Awards under the Plan on or after the Effective Date as provided under this paragraph (the “Absolute Share Limit”). The Absolute Share Limit will be adjusted pursuant to the provisions of Section 15. If an Award under the Plan, the 2017 Stock Plan or the 2001 Stock Plan expires, terminates, is settled in cash, or is cancelled or forfeited, without delivery of Shares, or otherwise results in the return of Shares to the Company on or after the Effective Date, the undelivered Shares covered by the Award will again become available for other Awards under the Plan. Notwithstanding the foregoing, in no event will any of the following Shares again become available for other Awards: (A) previously issued Shares tendered or unissued Shares withheld in respect of taxes, (B) previously issued Shares tendered or unissued Shares withheld to pay the exercise price of Options, (C) Shares repurchased by the Company from the Awardee with the proceeds from the exercise of Options, and (D) Shares underlying any exercised SARs. The Shares awarded under the Plan may be authorized but unissued or reacquired Shares.
4.
Administration of the Plan.
(a)
Procedure. The Plan is administered by the Committee. The Board, at its discretion, may take any action that the Committee may take under the Plan and may grant Awards to Non-Employee Directors as described in Section 10. The Committee may delegate its authority to administer the Plan to the extent permitted by applicable law. References to the Committee under the Plan will be deemed to include a person acting within the scope of a delegation of authority from the Committee.
(b)
Powers of the Committee. Subject to the provisions of the Plan, the Committee has the authority, in its discretion: (i) to grant Incentive Stock Options, Nonqualified Stock Options, Share Awards, and SARs; (ii) to determine, in accordance with Section 8(b), the fair market value of the Shares; (iii) to determine, in accordance with Section 8(b), the exercise price per Share of Options and SARs; (iv) to determine the Employees and Consultants to whom, and the time or times at which, Awards are granted and the number of Shares to be represented by each Award; (v) to interpret the Plan and the terms of Awards; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award; (vii) to determine the terms and provisions of each Award to be granted (which need not be identical) and, with the consent of the Awardee, modify or amend any Award; (viii) to authorize conversion or substitution under the Plan of any or all Conversion Options; (ix) to accelerate or defer (with the consent of the Awardee) the vesting date of any Award or exercise date of any Option or SAR; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted under the Plan; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan; provided that, no consent of an Awardee is necessary under clauses (vii) or (ix) if the modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Awardee, or is made pursuant to an adjustment in accordance with Section 15. The Committee’s determinations under the Plan and Award Agreements need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not the persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award

Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether an Awardee has experienced a cessation of Continuous Service for purposes of the Plan.

(c)
Effect of Committee Actions. All decisions, determinations, and interpretations of the Committee under the Plan are final and binding on all Awardees.
5.
Eligibility. Awards may be granted to Employees, Non-Employee Directors, and Consultants. Incentive Stock Options may only be granted to Employees. Director Fee Awards may only be granted to Non-Employee Directors.

6.
Options.
(a)
Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding any designation, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company) exceeds $100,000, the Options will be treated as Nonqualified Stock Options.
(b)
For purposes of Section 6(a), Options will be taken into account in the order in which they were granted, and the fair market value of the Shares will be determined as of the time the Option with respect to the Shares is granted.
(c)
Options converted or substituted under the Plan for any or all outstanding stock options and stock appreciation rights held by employees and consultants granted by entities subsequently acquired by the Company or a subsidiary or affiliate of the Company (“Conversion Options”) will be effective as of the close of the respective mergers into, or acquisitions of the entities by, the Company or a subsidiary or affiliate of the Company; provided that Conversion Options may not be exercised during any periods that may be specified by the Company immediately following the close of the merger or acquisition necessary to ensure compliance with applicable law. The Conversion Options may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Committee; provided that, stock appreciation rights in the acquired entity will only be converted to or substituted with Nonqualified Stock Options. The Conversion Options will be options to purchase the number of Shares determined by multiplying the number of shares of the acquired entity’s common stock underlying each stock option or stock appreciation right immediately prior to the closing of the merger or acquisition by the number specified in the applicable merger or acquisition agreement for conversion of each share of the entity’s common stock to a Share (the “Merger Ratio”), rounded down to the closest whole share. Conversion Options will be exercisable at an exercise price per Share (increased to the nearest whole cent) equal to the exercise price per share of the acquired entity’s common stock under each stock option or stock appreciation right immediately prior to closing divided by the Merger Ratio. Conversion Options may be granted and exercised without the issuance of an Award Agreement.
7.
SARs. Each SAR will cover a specified number of Shares and will be exercisable upon the terms and conditions the Committee determines. Upon exercise of the SAR, the holder will be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate fair market value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares. The number of Shares underlying each SAR and the base price in effect for those Shares will be determined by the Committee at the time the SAR is granted. The distribution with respect to an exercised SAR may be made in Shares valued at fair market value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee deems appropriate.
8.
Options and SARs.
(a)
Term. The term of each Option or SAR will be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to an Employee who, at the time the Option is granted, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option will be no more than five (5) years from the date of grant.
(b)
Exercise Price/Consideration. The per Share exercise price under each Option or SAR will be determined by the Committee or other person authorized to grant the award, except that for an Incentive Stock Option granted to (A) an Employee who, at the time of the grant of the Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the fair market value per Share on the date of grant or (B) any other Employee, the per Share exercise price will be no less than 100% of the fair market value per Share on the date of grant. Except for Conversion Options, the per Share exercise price under a Nonqualified Stock Option or SAR will be no less than the fair market value per Share on the date of grant. The fair market value per Share will be the closing price per Share on the Nasdaq Stock

Market (“NASDAQ”) on the date of grant (or, if the date of grant is not a trading day, the closing price per Share on the NASDAQ on the most recent trading day preceding the date of grant). If the Shares cease to be listed on NASDAQ, the Committee will designate an alternative method of determining the fair market value of the Shares. The consideration to be paid for the Shares to be issued upon exercise of an Award, including the method of payment, will be determined by the Committee at the time of grant.

(c)
Exercise. Any Option or SAR granted under the Plan will be exercisable at the times and under the conditions described in the Award Agreement, subject to the terms of the Plan. An Option or SAR may not be exercised for a fraction of a Share. An Option or SAR is deemed to be exercised when the person entitled to exercise the Award gives notice of exercise in accordance with the Award Agreement and with procedures established by the Company, the Awardee has arranged for the payment of any required tax with respect to the Award, and full payment of the exercise price has been received by the Company. Full payment may consist of any consideration and method of payment allowable under the Award Agreement and the Plan.

(d)
Rights as a Shareholder and Dividends. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Award, notwithstanding in the vesting or exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Share is issued, except as provided in Section 15.
(e)
Termination of Continuous Status. In the event of termination of an Awardee’s Continuous Status, the Awardee may exercise an outstanding Option or SAR to the extent exercisable on the date of termination (but in no event after the term of the Option or SAR as set forth in the Award Agreement). To the extent that the Awardee was not entitled to exercise an Option or SAR at the termination of Continuous Status, or does not exercise the Option or SAR within the time specified in the applicable Award Agreement, the Option or SAR will terminate unless otherwise provided in the Plan or the Award Agreement.
9.
Share Awards. Awardees of a Share Award will be notified by means of an Award Agreement of the terms, conditions and restrictions, including vesting, if any, related to the Share Award, including the number of Shares that the Awardee will be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept the Share Award. The Award Agreement will provide for the forfeiture of the non-vested Shares under the Share Award upon the Awardee’s cessation of Continuous Status unless otherwise provided in the Plan or the Award Agreement. An Award Agreement shall not be required to the extent the Share Award is for fully vested shares without additional terms, conditions or restrictions.
10.
Non-Employee Director Awards. The Board may grant Director Fee Awards and Stock Awards in its discretion to any Non-Employee Director. Aggregate Director Fee Awards and Stock Awards to any individual Non-Employee Director in respect of any fiscal year of the Company, solely with respect to service as a Non-Employee Director, may not exceed 20,000 Shares (or, in the event the Award is paid in cash, the equivalent cash value thereof as determined by the Board based on the market price of the Company common stock on the last trading day preceding the date of payment), in each case, as adjusted pursuant to the provisions of Section 15. The Board may make exceptions to these limits for individual Non-Employee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation shall not participate in the decision to award such compensation.
11.
Term of Plan. The Plan is effective as of the Effective Date. It will continue in effect until terminated under Section 18.
12.
Limitations on Awards, Vesting, Repricing, Dividends and Dividend Equivalents.
(a)
The maximum number of Shares with respect to which Awards may be granted to any Employee or Consultant in any one taxable year of the Company will not exceed 20,000,000 Common Shares for Options or SARs, or 5,000,000 shares for Share Awards, in each case, as adjusted pursuant to the provisions of Section 15; provided that substituted or assumed Share Awards described in Section 17 do not count against the limit of this Section 12(a).
(b)
Without approval of the shareholders of the Company, no Option or SAR may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified (except in connection with an adjustment pursuant to Section 15), in each case if the effect would be to reduce the exercise price for the Shares underlying the Option or SAR.
(c)
No more than 226,000,000 Shares, as adjusted pursuant to the provisions of Section 15, that can be delivered under the Plan may be issued through the grant of Incentive Stock Options.
(d)
The Committee may provide that a Share Award includes dividends or dividend equivalents, payable in cash or Shares. Any dividends or dividend equivalents under a Share Award will be subject to the same vesting and performance conditions and payment dates as the underlying Shares, and in no event shall any dividends or dividend equivalents be paid to an Awardee unless and until the Award to which they relate has vested.
13.
Disability or Death of Awardee. Notwithstanding other provisions of the Plan and unless otherwise provided in the Award Agreement, if an Employee Awardee’s Continuous Status terminates as a result of Total and Permanent Disability or Death, the Employee’s outstanding but unvested Stock Awards will become immediately vested (with any performance-based Stock Awards for which the performance period has not yet been completed, vesting at target level) unless otherwise provided in the Award Agreement. This Section 13 does not apply to Awards other than Stock Awards, or to Stock Awards that are substituted or assumed pursuant to Section 17.
14.
Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee; provided that the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

15.
Adjustments to Shares Subject to the Plan.
(a)
If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the share limits set forth under Sections 10, 12(a) and 12(c), (iii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan, and (iv) the maximum aggregate number of Shares underlying all Nonqualified Stock Options and SARs with a per Share exercise price of less than fair market value on any grant date that may be granted under the Plan. The Committee may also make adjustments described in (i)-(iv) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend.
(b)
In determining adjustments to be made under this Section 15, the Committee may take into account factors it deems appropriate, including (i) applicable law, (ii) the potential tax consequences of an adjustment, and (iii) the possibility that some Awardees might receive an adjustment and a distribution or other unintended benefit, and in light of the factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting or Share issuance dates, or make other equitable adjustments. Any adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under the Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee will be final, binding, and conclusive. For purposes of this Section 15, conversion of any convertible securities of the Company will not be deemed to have been effected without receipt of consideration. Except as expressly provided in this Section 15, no issuance by the Company of shares of any class, or securities convertible into shares of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to an Award.
(c)
In the event of the proposed dissolution or liquidation of the Company, the Award will terminate immediately prior to consummation of the proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its discretion in these instances, declare that any Award will terminate as of a date fixed by the Committee and give each Awardee the right to exercise an Award as to all or any part of the Shares subject to an Award, including Shares as to which the Award would not otherwise be exercisable.
16.
Impact of a Change in Control.
(a)
Committee Actions. In the event of a Change in Control, an Awardee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with the following methods, as determined by the Committee:
(i)
provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee; and/or
(ii)
to the extent the affected Awards (whether vested or unvested) are not assumed or substituted as provided in (i) above, settle the Awards (whether vested or unvested) for an amount of cash or securities equal to their value (determined without regard to any vesting conditions), where in the case of Options and SARs, the value of such Awards, if any, will be equal to their in-the-money spread value (if any), as determined by the Committee.

In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) and/or (ii) above are (A) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its discretion) or (B) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all Options and SARs are settled for an amount (as determined by the Committee) of cash or securities, the Committee may terminate any Option or SAR for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 16(a) may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

(b)
Performance-Based Stock Awards. As of the Change in Control date, any outstanding Awards subject to performance conditions will be deemed earned at the actual performance level at the date of the Change in Control (as determined by the Committee) with respect to all open performance periods and will continue to be subject to time-based vesting following the Change in Control in accordance with the original vesting terms. After application of this Section 16(b), such Awards shall be treated in accordance with Section 16(a) hereof.

(c)
Non-Employee Director Awards. In the case of a Non-Employee Director Awardee, notwithstanding the vesting provisions contained in the Award Agreement granting a Stock Award, the Stock Award shall become fully vested and nonforfeitable if, on or within one year after a Change in Control, that Non-Employee Director shall cease for any reason to be a member of the Board.
17.
Substitutions and Assumptions. The Committee has the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other corporate transactions (as defined in Treasury Regulation 1.424-1(a)(3)), provided such substitutions and assumptions are not prohibited by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3 may be increased by the corresponding number of Awards assumed or substituted.
18.
Amendment and Termination of the Plan.
(a)
Amendment and Termination. The Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable (including, but not limited to amendments which the Committee deems appropriate to enhance the Company’s ability to claim deductions related to Option exercises); provided that any increase in the number of Shares subject to the Plan (other than in connection with an adjustment under Section 15 and assumptions and/or substitutions under Section 17), and any amendment described in Section 12(b), requires approval of or ratification by the shareholders of the Company.
(b)
Awardees in Foreign Countries. The Committee has the authority to adopt any modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Awardees performing services in such countries and to meet the objectives of the Plan.
(c)
Effect of Amendment or Termination. Except as otherwise provided in Sections 4 and 15, any amendment or termination of the Plan will not affect Awards already granted and such Awards will remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Awardee and the Committee, which agreement must be in writing and signed by the Awardee and the Company.
19.
Conditions Upon Issuance of Shares. Shares will not be issued pursuant to the settlement or exercise of an Award unless the settlement or exercise of such Award and the issuance and delivery of such Shares pursuant thereto will comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.
20.
Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available a sufficient number of Shares to satisfy the requirements of the Plan.
21.
No Employment/Service Rights. Nothing in the Plan confers upon any Employee, Consultant or Non-Employee Director the right to an Award or to continue in service as an Employee, Consultant or Non-Employee Director for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person), or of any Awardee, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without cause.
22.
Compensation Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with (i) the Company’s Executive Compensation Recovery Policy (as may be amended from time to time), (ii) any other recoupment policies that the Company adopts, and/or (iii) applicable law, in each case, to the extent recipients of such Awards are covered by such policies or law. Any Awards which are subject to such policies or law will not be earned or vested, even if already granted, paid or settled, until such policies or law, as applicable, cease to apply to such Awards and any other vesting conditions applicable to such Awards are satisfied. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of any event or omission as determined by the Committee.
23.
Governing Law and Venue. The Plan and Awards are governed by the laws of the State of Washington, U.S.A., without regard to Washington laws that might cause other law to govern under applicable principles of conflicts of law. The venue for any litigation related to the Plan or Awards will be in King County, Washington.